NEWS RELEASE

OCTOBER 9, 1998                    CONTACT:  MALCOLM BALLINGER
                                                (504) 867-5000


FOR IMMEDIATE RELEASE

           CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
                      NAMES NEW PRESIDENT AND CEO

NEW ORLEANS, LA (OCTOBER 9, 1998) - Campo Electronics, Appliances and Computers, Inc. (OTC Bulletin Board-CMPOQ) announced today that William
E. Wulfers has resigned as President and Chief Executive Officer and as a member of the Board of Directors, and that the Board has named Malcolm
G. Ballinger, formerly the Senior Vice President - Merchandising and Advertising, as President and Chief Executive Officer. Mr. Wulfers will not be replaced on the Board of Directors. The Board expresses its appreciation to Mr. Wulfers for his service to the Company.

Campo Electronics, Appliances and Computers, Inc., headquartered in the New Orleans, metropolitan area, is a specialty retailer of name brand consumer electronics, major appliances, computers and home office products with 20 stores in the southern United States.